Exhibit 1
                             JOINT FILING AGREEMENT
                             ----------------------

         THIS JOINT FILING AGREEMENT (the "Agreement") is made and entered into as of this 14th, day of February, 2003 by and among Tres Mares S.A., Boris Hirmas Said, Maria Pia Hirmas Said, Paola Hirmas Said and Emilia Said de Hirmas.

         The parties to this Agreement hereby agree to prepare jointly and file timely (or otherwise to deliver as appropriate) all filings on schedules 13D and 13G ("13D and 13G Filings") required to be filed by them pursuant to sections 13(d) and 13(g) under the Securities Exchange Act of 1934, as amended, with respect to their respective ownership of the common shares of Lan Chile S.A. and other securities representing, or convertible into, such shares. Each party to this Agreement further agrees and covenants to the other parties that it will fully cooperate with such other parties in the preparation and timely filing (and other delivery) of all 13D and 13G Filings.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                      TRES MARES S.A.

February 14, 2003                      By:  /s/ BORIS HIRMAS SAID
                                            ---------------------------
                                            Name:  Boris Hirmas Said
                                            Title: Legal Representative


                                       By:  /s/ BORIS HIRMAS SAID
                                            --------------------------
February 14, 2003                           Boris Hirmas Said


                                       By:  /s/ MARIA HIRMAS SAID
                                            --------------------------
February 14, 2003                           Maria Pia Hirmas Said


                                       By:  /s/ PAOLA HIRMAS SAID
                                            --------------------------
February 14, 2003                           Paola Hirmas Said


                                       By:  /s/ EMILIA SAID DE HIRMAS
                                            --------------------------
February 14, 2003                           Emilia Said de Hirmas